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Exhibit 99.1

j2 Global Communications Announces Filing of Proxy Statement to Reduce Number of Shares Outstanding

Hollywood, CA - December 21, 2000 - j2 Global Communications, Inc., formerly JFAX.COM, Inc. (Nasdaq:JCOM), a leading provider of value-added messaging and communications services to customers around the globe, announced today that it intends to call a special meeting of stockholders to vote on a reverse stock split of the Company's common stock.

This action would be taken, in part, in response to a letter received by the company from Nasdaq notifying it that its stock price has been trading below the $1.00 minimum bid requirement for thirty trading days and requiring that the company demonstrate compliance with the rule to maintain its Nasdaq listing.

"The reverse split is being initiated to reduce our number of shares outstanding after a series of stock acquisitions that have increased our outstanding shares to a level beyond what is reasonable for a company like ours," commented Richard Ressler, chairman of the board. "We believe the reverse split will benefit our shareholders. Additionally, this action should raise the share price to a level more consistent with the requirements for continued listing on The Nasdaq National Market."

About j2
j2 Global Communications, Inc. is a leading provider of value-added messaging and communications services to individuals and businesses throughout the world. j2 was established in 1995 as JFAX.COM with the goal of simplifying the messaging needs of its customers. The company began doing business under the name j2 Global Communications in August 2000 to reflect its expansion into corporate solutions and third-party software integrations. The Company is the largest unified messaging company in the U.S. based on number of subscribers. Please contact 1-888-718-2000 or visit http://www.j2.com/corporate/corporate.asp
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for more information on corporate products. The Company's global network covers
157 cities in 14 countries and spans 4 continents. j2 is headquartered in Hollywood, California. For more information on j2 and its services, visit www.j2.com or call 1-888-718-2000, or outside the U.S. & Canada call 1-323-860-
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9207. The Company has produced a streaming video that describes its services and can be seen at http://ss.j2.com/ss?click&j2&39e7677c
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Safe Harbor for Forward-Looking Statements: Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Forward-looking statements include, among other things, the proposed reverse stock split, the impact of the proposed reverse stock split on the market price of the Company's common stock and the Company's ability to comply with the continued listing requirements of The
Nasdaq National Market, the possibility of a special meeting of stockholders to consider the proposed reverse stock split, and other general business conditions relating to j2 Global Communications, Inc. These matters and other business
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risks to which j2 Global Communications, Inc. is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors'' in the Form 10-K for the year ended December 31, 1999 and the Form 10-Q for the quarter ended September 30, 2000 and the other information contained in those reports. The Forms 10-K and 10-Q may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov, or by contacting j2
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Global Communications, Inc. as noted above.

CONTACT INFO:
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Laura Hinson
PR Manager
j2 Global Communications, Inc.
Hollywood, CA
(323) 860-9435
lhinson@j2.com
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